___________________________________________________________________

THE POTOMAC EDISON COMPANY

TO

JPMORGAN CHASE BANK, N.A.,

Corporate Trustee

AND

THOMAS J. FOLEY,

Individual Trustee

______________________________

ONE HUNDRED AND SEVENTH SUPPLEMENTAL INDENTURE

DATED AS OF OCTOBER 23, 2006

______________________________

FIRST MORTGAGE BONDS

5.80% SERIES DUE 2016

___________________________________________________________________

ONE HUNDRED AND SEVENTH SUPPLEMENTAL INDENTURE, dated as of October 23, 2006, between THE POTOMAC EDISON COMPANY, a corporation organized and existing under the laws of the State of Maryland and the Commonwealth of Virginia (hereinafter called the “Company”), party of the first part, and JPMORGAN CHASE BANK, N.A., a national banking association incorporated and existing under the laws of the United States of America (ultimate successor to Chemical Bank & Trust Company), as trustee under the Indenture, dated as of October 1, 1944, hereinafter mentioned (the “Corporate Trustee”), party of the second part, and Thomas J. Foley, as individual trustee under the aforesaid Indenture (hereinafter called the “Individual Trustee”), party of the third part (said Corporate Trustee and Individual Trustee being hereinafter sometimes collectively called the Trustees”);

The Company has heretofore executed and delivered to the Corporate Trustee its Indenture (hereinafter sometimes called the “Original Indenture”), dated as of October 1, 1944, which Original Indenture has been supplemented by indentures supplemental thereto, numbered First through One Hundred and Sixth, respectively.

The amendments to the Original Indenture contained in Paragraph (B) of Section 1 of Part V of the Fifteenth Supplemental Indenture have become effective.

The amendments to the Original Indenture contained in Sections 1 and 2 of Part IV of each of the One Hundred and Third and the One Hundred and Fifth Supplemental Indentures have become effective.

The Company, pursuant to Section 1 of Article II of the Original Indenture, as heretofore supplemented, has redesignated the Bonds outstanding thereunder as “First Mortgage Bonds.”

First Mortgage Bonds (“Bonds”) are presently outstanding under the Original Indenture, as heretofore supplemented, as follows:

Series	Principal Amount
5.35% Series Due 2014	$175,000,000
5 1/8% Series Due 2015	$145,000,000

Under the Original Indenture, as heretofore supplemented, any new series of Bonds may at any time be established by the Board of Directors of the Company and certain terms and provisions thereof may be described by an appropriate supplemental indenture.

Under the Original Indenture, as heretofore supplemented, the Company and the Trustees may enter into a supplemental indenture for the purpose of modifying any of the provisions of the Original Indenture, as previously supplemented, provided such modification does not impair any of the rights of the then holders of outstanding Bonds or of the Trustees.

The Company proposes to create under the Original Indenture, as heretofore supplemented and as supplemented hereby, a new series of Bonds to be designated First Mortgage Bonds, 5.80% Series Due 2016 (the “Bonds of 2016 Series”). The Company is issuing the Bonds of 2016 Series to fund the repayment at maturity of its outstanding 5.0% medium-term notes due November 1, 2006.

All conditions and requirements necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid, binding and legal instrument have been met, performed and fulfilled.

Now, Therefore, This Supplemental Indenture Witnesseth:

That, in consideration of the premises and of the mutual covenants herein contained and of the acceptance of this trust by the Trustees, and of other valuable considerations, the receipt and sufficiency of which is hereby acknowledged, it is hereby covenanted, declared, and agreed by and between the parties hereto, for the benefit of those who shall hold the Bonds of 2016 Series, or any of them, issued or to be issued under the Original Indenture, as follows:

PART I

Description of Bonds of 2016 Series

SECTION 1.   The Bonds of 2016 Series shall, subject to the provisions of Section 1 of Article II of the Original Indenture, be designated as “First Mortgage Bonds, 5.80% Series Due 2016” of the Company and shall be executed, authenticated and delivered in accordance with the provisions of, and, except as hereinafter provided, shall in all respects be subject to all of the terms, conditions and covenants of the Original Indenture as supplemented, including by this Supplemental Indenture. The signatures of the officers executing the Bonds of 2016 Series on behalf of the Company and attesting to the facsimile of its corporate seal thereon may be by facsimile.

The Bonds of 2016 Series shall be registered Bonds without coupons of the denominations of $2,000 and multiples of $1,000 in excess thereof, appropriately numbered. The Bonds of 2016 Series shall be issued in global form, the depository therefor shall be The Depository Trust Company (“DTC”), such Bonds shall be registered in the name of Cede & Co. or any other nominee of DTC designated by DTC, and such Bonds shall be held by the Corporate Trustee as custodian for DTC and shall be exchangeable for certificated Bonds only in the circumstances set forth in the Form of Bond set forth in Section 2 of this Part I. The Bonds of 2016 Series shall mature on October 15, 2016, and shall bear interest at the rate of 5.80% per annum, payable semi-annually on the fifteenth day of April and the fifteenth day of October in each year commencing April 15, 2007 (each such April 15 and October 15 hereinafter called an “Interest Payment Date”). If any Interest Payment Date falls on a day that is not a Business Day (as defined herein), the Interest Payment Date will be the next succeeding Business Day (and without any interest or payment in respect of any such delay). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Bonds of 2016 Series shall be payable as to principal and interest in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and shall be payable (as well the interest as the principal thereof) at the agency of the Company in the Borough of Manhattan, The City of New York. The Company shall pay interest on overdue principal at the rate per annum borne by the Bonds of 2016 Series, and it shall pay interest on overdue installments of interest at the rate per annum borne by the Bonds of 2016 Series to the extent lawful.

The interest so payable on any Interest Payment Date shall be paid to the persons in whose names the Bonds of 2016 Series are registered at the close of business on the last Business Day prior to such Interest Payment Date (hereinafter called “Record Date”), a “Business Day” being any day that is not a day on which banks in The City of New York are authorized by law or executive order to close; except that (i) if Bonds of 2016 Series shall be exchanged for certificated Bonds of 2016 Series, the Record Date shall be the close of business on the day that is ten days prior to such Interest Payment Date (whether or not a Business Day), and (ii) if the Company shall default in the payment of any interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names the Bonds of 2016 Series are registered on the date of payment of such defaulted interest.

Except as provided hereinafter and in Section 10 of Article II of the Original Indenture, every Bond of 2016 Series shall be dated as of the date of its authentication and delivery or, if that is an Interest Payment Date, the next day, and shall bear interest from the Interest Payment Date next preceding its date or October 23, 2006, whichever is later. Notwithstanding Section 6 of Article II of the Original Indenture and except as provided in Section 10 of such Article II, any Bond of 2016 Series authenticated and delivered by the Corporate Trustee after the close of business on the Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date shall be dated as of the date next following such Interest Payment Date and shall bear interest from such Interest Payment Date, except that if the Company shall default in the payment of any interest due on such Interest Payment Date, such Bond shall bear interest from the next preceding Interest Payment Date to which interest has been paid or, if no interest has been paid on such Bond, from October 23, 2006.

SECTION 2.   The Bonds of 2016 Series and the Corporate Trustee’s authentication certificate shall be substantially in the following form:

[FORM OF BOND]

[UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE POTOMAC EDISON COMPANY (THE “COMPANY”) THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY [(I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,]2 (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (V) TO THE COMPANY OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

_________________________

[1]	To be inserted on Bonds in global form only.
[2]	Not to be inserted on the Regulation S Temporary Global Bond.

[THIS SECURITY MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT (OTHER THAN A DISTRIBUTOR, AS SUCH TERM IS DEFINED IN RULE 902(d) UNDER THE SECURITIES ACT).]3

THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

THE POTOMAC EDISON COMPANY

(Incorporated under the laws of the State of Maryland and the

Commonwealth of Virginia)

First Mortgage Bond, 5.80% Series Due 2016

No. R	$

CUSIP No.

_________________________

[3]	To be inserted on Regulation S Temporary Global Bond only.

THE POTOMAC EDISON COMPANY, a corporation organized and existing under the laws of the State of Maryland and the Commonwealth of Virginia (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to , or registered assigns, on October 15, 2016, the sum of dollars ($) [as revised by the Schedule of Increases and Decreases in Global Bond attached hereto],4 in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from October 23, 2006, or from the most recent April 15 or October 15 to which interest is paid or provided for, at the rate of five and eight-tenths percent (5.80%) per annum, payable semi-annually, on the fifteenth day of April and October in each year, commencing April 15, 2007, until maturity, or, if this Bond shall be duly called for redemption, until, but not including, the redemption date. The Company shall pay interest on overdue principal at the rate per annum borne by the Bonds of 2016 Series, and it shall pay interest on overdue installments of interest at the rate per annum borne by this Bond Series to the extent lawful. If any Interest Payment Date (as defined in the One Hundred and Seventh Supplemental Indenture) falls on a day that is not a Business Day (as defined in the One Hundred and Seventh Supplemental Indenture), the Interest Payment Date will be the next succeeding Business Day (and without any interest or payment in respect of any such delay). The interest so payable on any April 15 or October 15 will, subject to certain exceptions provided in such Indenture, be paid to the person in whose name this Bond is registered at the close of business on the last business day prior to such April 15 or October 15; except that (i) if this Bond shall be exchanged for certificated Bonds of this Series, the Record Date shall be the close of business on the day that is ten days prior to such Interest Payment Date, and (ii) if the Company shall default in the payment of any interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names the Bonds of 2016 Series are registered on the date of payment of such defaulted interest.

Principal of, premium (if any) and interest on this Bond are payable at the agency of the Company in the Borough of Manhattan, The City of New York. Interest will be computed on the basis of a 360 day year consisting of twelve (12) thirty (30) day months.

The provisions of this Bond are continued on the reverse hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until JPMorgan Chase Bank, N.A., the Corporate Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

_________________________

[4]	To be inserted on Bonds in global form only.

IN WITNESS WHEREOF, The Potomac Edison Company has caused an original or facsimile of its corporate seal and the original or facsimile signatures of its duly authorized officers to be hereto affixed.

Dated:

	By	THE POTOMAC EDISON COMPANY
Name:
Title:

[Corporate Seal] Attest:
Assistant Secretary

[FORM OF TRUSTEE’S CERTIFICATE]

This is one of the Bonds, of the series designated therein, described in the within-mentioned Indenture and the One Hundred and Seventh Supplemental Indenture.

By	JPMorgan Chase Bank, N.A., as Corporate Trustee
Authorized Officer

[FORM OF REVERSE OF BOND]

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the “Bonds”), unlimited in aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by an indenture, dated as of October 1, 1944, executed by the Company to Chemical Bank & Trust Company, as trustee (said indenture being herein called the “Indenture”), under which Indenture, JPMorgan Chase Bank, N.A. (herein called the Corporate Trustee”) is successor Trustee and under which Indenture, Thomas J. Foley is Individual Trustee (herein called the “Individual Trustee”, the Corporate Trustee and the Individual Trustee being herein collectively called the “Trustees”), by virtue of the Fifty-sixth Supplemental Indenture dated as of May 31, 1974, to which Indenture and all indentures supplemental thereto (including the One Hundred and Seventh Supplemental Indenture hereinafter referred to) reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the Bonds and of the Trustees in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote of not less than 75% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than 75% in amount of the Bonds of any series entitled to vote then outstanding and affected by such modifications or alterations, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected; provided, however, that no such modifications or alterations shall be made which will affect the terms of payment of the principal of, or interest on, this Bond, which are unconditional. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Bond is one of a series designated as “First Mortgage Bonds, 5.80% Series Due 2016” of the Company, issued under and secured by the Indenture and all indentures supplemental thereto and described in an indenture supplemental thereto (herein called the “One Hundred and Seventh Supplemental Indenture”), dated as of October 23, 2006, executed by the Company to the Trustees.

The Bonds of this Series are subject to redemption at any time, as a whole or in part, at the election of the Company, at a redemption price equal to the greater of (a) 100% of the principal amount of the Bonds of this Series to be redeemed, and (b) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds of this Series to be redeemed (not including any portion of payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate plus fifteen (15) basis points, together, in each case of both (a) and (b), with accrued interest to the redemption date.

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Bonds of this Series that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds of this Series.

“Comparable Treasury Price” means, with respect to any redemption date: (a) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (b) if, the Corporate Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (a) Banc of America Securities LLC, and its successors, and Barclays Capital Inc., and its successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Corporate Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Corporate Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

Notice of any such redemption shall be mailed by the Company, postage prepaid, not less than thirty and no more than sixty days prior to the date of redemption, to the owner of this Bond at such owner’s address as the same shall appear on the transfer register of the Company. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the owner receives it.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Bonds of this Series or portion of the Bonds of this Series called for redemption.

In case an Event of Default (as defined in the Indenture) shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

[This Bond is a global Bond and will be exchangeable for certificated Bonds of like series and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) The Depository Trust Company (“DTC”) notifies the Company that it is unwilling or unable to continue as depository or defaults in the performance of its duties as depository for the Bonds of this Series or the Company becomes aware that DTC has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depository is not appointed by the Company within 90 days after the Company’s receipt of such notice or becoming aware of such default or cessation, (ii) the Company, in its sole discretion, determines that this Bond shall be exchangeable for certificated Bonds, subject to the procedures of DTC or (iii) an event of default shall have occurred and be continuing under the Indenture. Upon any such exchange, certificated Bonds of this Series shall be registered in the names of the beneficial owners of this Bond, which names shall be provided by DTC’s relevant Participants (as identified by DTC) to the Trustees.]5

[This Bond is a temporary global Bond offered and sold outside the United States of America in reliance on Regulation S (as such term is defined under the Securities Act) and after 40 consecutive days from and including October 23, 2006, this Bond shall be cancelled and replaced with a permanent global Bond in the same aggregate principal amount and registered in the same name as this Bond.]6

This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange therefor; and this Bond, with or without others of like series, may in like manner be exchanged for one or more new Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

_________________________

[5]	To be inserted on Bonds (except the Regulation S Temporary Global Bond) in global form only.
[6]	To be inserted on Regulation S Temporary Global Bond only.

No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, as such, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

This Bond shall be subject to certain restrictions on transfer as set forth in the Indenture and the One Hundred and Seventh Supplemental Indenture.

Any holder of a Bond of this Series requesting the transfer or exchange of a Rule 144A Global Bond (as defined in the One Hundred and Seventh Supplemental Indenture) (or an interest therein) for a Regulation S Global Bond (as defined in the One Hundred and Seventh Supplemental Indenture) (or an interest therein) must deliver or cause to be delivered to the Trustees a duly completed Regulation S Certificate, in the form attached as Exhibit A hereto; provided that if the requested transfer or exchange is made by the holder of a Bond of this Series that does not bear a Restrictive Legend (as defined in the One Hundred and Seventh Supplemental Indenture), then no certification is required.

[Any holder of a Bond of this Series requesting the transfer or exchange of a Regulation S Global Bond (or an interest therein) for a Rule 144A Global Bond (or an interest therein) must deliver or cause to be delivered to the Trustees a duly completed Rule 144A Certificate, in the form attached as Exhibit B hereto; provided that if the requested transfer or exchange is made by the holder of a Bond of this Series that does not bear a Restrictive Legend, then no certification is required.] 7

_________________________

[7]	Not to be inserted on the Regulation S Temporary Global Bond.

Beneficial interests in a restricted global Bond may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same restricted global Bond in accordance with the transfer restrictions set forth in the Restrictive Legend (as defined in the One Hundred and Seventh Supplemental Indenture); provided, however, that prior to the expiration of the Distribution Compliance Period (within the meaning of Rule 902(f) under the Securities Act), transfers of beneficial interests in a Regulation S Global Bond may not be made to a U.S. Person (within the meaning of Rule 902(k) under the Securities Act) or for the account or benefit of a U.S. Person (other than a distributor, as such term is defined in Rule 902(d) under the Securities Act).

This Bond shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law.

[TO BE ATTACHED TO GLOBAL BONDS]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL BOND

The following increases or decreases in this Global Bond have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Bond	Amount of increase in Principal Amount of this Global Bond	Principal Amount of this Global Bond following such decrease or increase	Signature of authorized signatory of Corporate Trustee or Securities Custodian

Regulation S Certificate

_________, ____

JPMorgan Chase Bank, N.A. and

Thomas J. Foley, as Trustees

c/o JPMorgan Chase Bank, N.A.

4 New York Plaza, 15th Floor

New York, New York 10004

Attention: Institutional Trust Services

Re:

The Potomac Edison Company (the “Company”)
5.80% First Mortgage Bonds Due 2016 (“Bonds of 2016 Series”) Issued under the Indenture (the “Indenture”) dated as of October 1, 1944, and the One Hundred and Seventh Supplemental Indenture dated as of October 23, 2006

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

[ ] A.	This Certificate relates to our proposed transfer of $____ principal amount of Bonds of 2016 Series issued under the Indenture. We hereby certify as follows:
1.

The offer and sale of the Bonds of 2016 Series was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Bonds of 2016 Series.
4.	The proposed transfer of Bonds of 2016 Series is not part of a plan or scheme to evade the registration requirements of the Securities Act.
5.

If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Bonds of 2016 Series, and the proposed transfer takes place during the Distribution Compliance Period (within the meaning of Rule 902(f) under the Securities Act), or we are an officer or director of the Company or a distributor (as such term is defined in Rule 902(d) under the Securities Act) of the Bonds of 2016 Series, we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

[ ] B.

This Certificate relates to our proposed exchange of $____ principal amount of Bonds of 2016 Series issued under the Indenture for an equal principal amount of Bonds of 2016 Series to be held by us. We hereby certify as follows:

1.

At the time the offer and sale of the Bonds of 2016 Series was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Bonds of 2016 Series is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:
Date: _________________ MEDALLION SIGNATURE GUARANTEE

[Rule 144A Certificate]8

_________, ____

JPMorgan Chase Bank, N.A. and

Thomas J. Foley, as Trustees

c/o JPMorgan Chase Bank, N.A.

4 New York Plaza, 15th Floor

New York, New York 10004

Attention: Institutional Trust Services

Re:

The Potomac Edison Company (the “Company”)
5.80% First Mortgage Bonds Due 2016 (“Bonds of 2016 Series”) Issued under the Indenture (the “Indenture”) dated as of October 1, 1944, and the One Hundred and Seventh Supplemental Indenture dated as of October 23, 2006

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

[ ] A.	Our proposed purchase of $____ principal amount of Bonds of 2016 Series issued under the Indenture.
[ ] B.	Our proposed exchange of $____ principal amount of Bonds of 2016 Series issued under the Indenture for an equal principal amount of Bonds of 2016 Series issued under the Indenture to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 20__, which is a date on or since the close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Bonds of 2016 Series to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

_________________________

[8]	Not to be inserted on the Regulation S Temporary Global Bond.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:
Date: _________________ MEDALLION SIGNATURE GUARANTEE

PART II

Issue of Bonds of 2016 Series

SECTION 1.   The principal amount of Bonds of 2016 Series which may be authenticated and delivered hereunder is not limited. The Company may issue additional Bonds of 2016 Series (the “Additional Bonds”), with the same terms and CUSIP number(s), without notice to or consent of holders of the Bonds of 2016 Series; provided, however, that the Company shall not issue Additional Bonds at a price that would cause such Additional Bonds to have original issue discount in more than a “de minimis” amount for U.S. federal income tax purposes if such Additional Bonds were treated as a separate “issue” for such purposes.

SECTION 2.   Bonds of 2016 Series for the aggregate principal amount of One Hundred Million Dollars ($100,000,000), being the initial issue of Bonds of 2016 Series, may forthwith be executed by the Company and delivered to the Corporate Trustee and shall be authenticated by the Corporate Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the designated officer or officers of the Company, upon compliance by the Company with the appropriate provisions and requirements of Articles III and XVIII of the Original Indenture.

PART III

Redemption

SECTION 1.   The Bonds of 2016 Series shall be redeemable solely as set forth in the form of Bond of 2016 Series included in Section 2 of Part I hereof and in accordance with Article V of the Original Indenture; provided, that notwithstanding anything in Article V, Section 1 of the Indenture to the contrary, any notice of redemption of Bonds of 2016 Series need not set forth the redemption price but only the manner of calculation thereof. The Trustees shall not be responsible for the calculation of the redemption price. The Company shall calculate the redemption price and promptly notify the Trustees thereof.

SECTION 2.   In case the Company shall desire to exercise its right to redeem Bonds of 2016 Series, notice of redemption shall be mailed by the Company, postage prepaid, not less than thirty days and not more than sixty days prior to the date of redemption, to the owners of the Bonds to be redeemed, as a whole or in part, at their addresses as the same shall appear on the transfer register of the Company. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the owner receives it. In any case, failure duly to give notice by mail, or defect in the notice, to the owner of any such Bond shall not affect the validity of the proceedings for the redemption of any other Bond.

PART IV

Consents

Notwithstanding that the Bonds of the 1987 Series no longer are outstanding, the covenant contained in Section 3 of Part V of the Twenty-Eighth Supplemental Indenture to the Original Indenture shall remain in full force and effect and shall be binding upon the Company as long, but only as long, as any Bonds of 2016 Series are outstanding. No vote of holders of Bonds of 2016 Series shall be required under the proviso in this Part IV.

PART V

The Trustees

The Trustees hereby accept the trust hereby declared and provided, and agree to perform the same upon the terms and conditions set forth in the Original Indenture, as heretofore supplemented and as supplemented by this Supplemental Indenture, and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

The present address of each Trustee is: JPMorgan Chase Bank, N.A., 4 New York Plaza, 15th Floor, New York, New York 10004 and Thomas J. Foley, 4 New York Plaza, 15th Floor, New York, New York 10004.

PART VI

Miscellaneous Provisions

For all purposes hereof, all terms contained in this Supplemental Indenture shall, except as the context may otherwise require or as provided herein, have the meanings given to such terms in Article I of the Original Indenture. The Supplemental Indentures referred to herein are indentures supplemental to the Original Indenture.

This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

The Bonds of 2016 Series are not subject to any sinking fund.

The Bonds of 2016 Series and any related documents may be amended or supplemented from time to time to modify the restrictions on and procedures for resales and other transfers of the Bonds of 2016 Series to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally. Holders of the Bonds of 2016 Series are deemed by the acceptance of such Bonds of 2016 Series to have agreed to any such amendment or supplement.

Global Bonds of 2016 Series offered and sold to Qualified Institutional Buyers (as such term is defined under Rule 144A (“Rule 144A”) under the Securities Act) in the United States of America in reliance on Rule 144A (the “Rule 144A Global Bonds”) shall be issued in the form of a permanent global Bond substantially in the form of the Bond set forth in Section 2 of Part I hereof containing the second legend set forth thereon (the “Restrictive Legend”) and the other legends required thereby and numbered from 1 upward with the prefix “RA”, deposited with the Corporate Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Corporate Trustee as herein provided. The aggregate principal amount of the Rule 144A Global Bonds may from time to time be increased or decreased by adjustments made on the records of the Corporate Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Global Bonds of 2016 Series offered and sold outside the United States of America in reliance on Regulation S (as such term is defined under the Securities Act) shall initially be issued in the form of a temporary global Bond (the “Regulation S Temporary Global Bond”) and, after 40 consecutive days from and including October 23, 2006, the Regulation S Temporary Global Bond shall be cancelled and replaced with a permanent global Bond (the “Regulation S Permanent Global Bond,” together with the Regulation S Temporary Global Bond, the “Regulation S Global Bonds,” each a “Regulation S Global Bond”) in the same aggregate principal amount and registered in the same name as the cancelled Regulation S Temporary Global Bond. Each Regulation S Global Bond shall be substantially in the form of the Bond set forth in Section 2 of Part I hereof containing the Restrictive Legend and the other legends required thereby and numbered from 1 upward with the prefix “RS”, in the case of the Regulation S Permanent Global Bond, and “TRS”, in the case of the Regulation S Temporary Global Bond.

The Regulation S Global Bonds will be deposited upon issuance with the Corporate Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Corporate Trustee as herein provided. The aggregate principal amount of the Regulation S Global Bonds may from time to time be increased or decreased by adjustments made on the records of the Corporate Trustee, as custodian for DTC or its nominee, as hereinafter provided.

The transfer and exchange of beneficial interests in a global Bond shall be effected through the depository for the Bonds, in accordance with the applicable restrictions on transfer set forth on the Bonds, if any) and the procedures of the depository therefor. A transferor of a beneficial interest in a global Bond shall deliver a written order given in accordance with the depository’s procedures containing information regarding the participant account of the depository to be credited with a beneficial interest in the global Bond, and such account shall be credited in accordance with such instructions with a beneficial interest in the global Bond, and the account of the person making the transfer shall be debited by an amount equal to the beneficial interest in the global Bond being transferred. The Trustees shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture, this Supplemental Indenture or under applicable law with respect to any transfer of any beneficial interest in any global Bond (including any transfers between or among DTC participants, members or beneficial owners in any global Bond) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture or this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

If the proposed transfer is a transfer of a beneficial interest in one global Bond to a beneficial interest in another global Bond, the registrar shall reflect on its books and records the date and an increase in the principal amount of the global Bond to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the global Bond from which such interest is being transferred.

A global Bond may not be transferred as a whole except by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any such nominee to a successor depository or a nominee of such successor depository.

Beneficial interests in any restricted global bond may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same restricted global bond in accordance with the transfer restrictions set forth in the Restrictive Legend; provided, however, that prior to the expiration of the Distribution Compliance Period (within the meaning of Rule 902(f) under the Securities Act), transfers of beneficial interests in the Regulation S Global Bonds may not be made to a U.S. Person (within the meaning of Rule 902(k) under the Securities Act) or for the account or benefit of a U.S. Person (other than a distributor, as such term is defined in Rule 902(d) under the Securities Act).

Any holder of a Bond of 2016 Series requesting the transfer or exchange of a Rule 144A Global Bond (or an interest therein) for a Regulation S Global Bond (or an interest therein) must deliver or cause to be delivered to the Trustees a duly completed Regulation S Certificate, in the form attached as Exhibit A hereto; provided that if the requested transfer or exchange is made by the holder of a Bond of 2016 Series that does not bear a Restrictive Legend, then no certification is required. Any transfers or exchanges of Bonds of 2016 Series from the Rule 144A Global Bond (or an interest therein) prior to the expiration of the Distribution Compliance Period (within the meaning of Rule 902(f) under the Securities Act) (which, for purposes of this Supplemental Indenture, shall end after 40 consecutive days from and including October 23, 2006) shall be transferred to the Regulation S Temporary Global Bond, and the holders of such Bonds (or interests therein) shall abide by and be the beneficiary of all of the terms and conditions pertaining to such Bond, as described herein.

Any holder of a Bond of 2016 Series requesting the transfer or exchange of a Regulation S Global Bond (or an interest therein) for a Rule 144A Global Bond (or an interest therein) must deliver or cause to be delivered to the Trustees a duly completed Rule 144A Certificate, in the form attached as Exhibit B hereto; provided that if the requested transfer or exchange is made by the holder of a Bond of 2016 Series that does not bear a Restrictive Legend, then no certification is required.

The Company shall issue a Bond of 2016 Series that is not a global Bond and that does not bear the Restrictive Legend in replacement of a Bond of 2016 Series (that is not a global Bond) bearing the Restrictive Legend at the request of any holder following such request if (i) the holder shall have obtained an opinion of counsel reasonably acceptable to the Company in form and substance reasonably satisfactory to the Company to the effect that the Bond of 2016 Series may lawfully be disposed of without registration, qualification or legend pursuant to Rule 144(k) under the Securities Act, or (ii) the holder sells the Bond of 2016 Series pursuant to Rule 144 under the Securities Act or an effective registration statement.

Notwithstanding anything to the contrary in this Supplemental Indenture, definitive Bonds shall not be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Bond prior to the end of the Distribution Compliance Period (within the meaning of Rule 902(f) under the Securities Act).

Beneficial interests in any unrestricted global Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an unrestricted global Bond.

This Supplemental Indenture and the Bonds of 2016 Series shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law.

IN WITNESS WHEREOF, The Potomac Edison Company has caused this Supplemental Indenture to be executed on its behalf by its Chief Executive Officer, its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal to be attested by its Secretary or one of its Assistant Secretaries; and said JPMorgan Chase Bank, N.A., as Trustee as aforesaid, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by a Responsible Officer of the Trustee, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by a Responsible Officer of the Trustee, and said Thomas J. Foley, as Individual Trustee as aforesaid, in evidence of his acceptance of the trust hereby created, has hereunto set his hand and seal, all as of the 23rd day of October of two thousand and six.

THE POTOMAC EDISON

COMPANY

By /s/ David E. Flitman________

Name: David E. Flitman
Title:	President

[SEAL]

Attested:

By /s/ Thomas C. Sheppard

Name: Thomas C. Sheppard

Title:	Assistant Secretary

JPMORGAN CHASE BANK, N.A., As Trustee as aforesaid

By /s/ Francis J. Grippo________

Name: Francis J. Grippo
Title:	Vice President

[SEAL]

Attested:

/s/ J.R. Lewis

Name: J.R. Lewis

Title:	Vice President

THOMAS J. FOLEY, As

Individual Trustee as aforesaid

By /s/ Thomas J. Foley__________

Name: Thomas J. Foley
Title:	As Individual Trustee as
aforesaid

Commonwealth of Pennsylvania

County of Westmoreland

I, a Notary Public of the Commonwealth of Pennsylvania, in and for the County of Westmoreland, do certify that on this 19th day of October in the year 2006 before me, the subscriber, personally appeared David E. Flitman, the President of THE POTOMAC EDISON COMPANY, a corporation, who signed the writing above, bearing date as of the 23rd day of October, 2006, for said corporation, and has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

Given under my hand and notarial seal this 19th day of October, 2006.

/s/ Janet L. Donald
Notary Public

[NOTARIAL SEAL]

State of New York

County of New York

I, a Notary Public of the State of New York, in and for the County of New York, do certify that on this 18th day of October in the year 2006 before me, the subscriber, personally appeared Francis J. Grippo, a Vice President of JPMORGAN CHASE BANK, N.A., a national banking association incorporated and existing under the laws of the United States of America, who signed the writing above, bearing date as of the 18th day of October, 2006, for said corporation, and has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

Given under my hand and notarial seal this 18th day of October, 2006.

/s/ Emily Fayan
Notary Public

[NOTARIAL SEAL]

State of New York

County of New York

I, a Notary Public of the State of New York, in and for the County of New York, do certify that on this 18th day of October in the year 2006 before me, the subscriber, personally appeared THOMAS J. FOLEY, who signed the writing above, bearing date as of the 18th day of October, 2006, and has this day in my said County, before me, acknowledged the said writing to be his act and deed.

Given under my hand and notarial seal this 18th day of October, 2006.

/s/ Emily Fayan
Notary Public

[NOTARIAL SEAL]

EXHIBIT A

Regulation S Certificate

_________, ____

JPMorgan Chase Bank, N.A. and

Thomas J. Foley, as Trustees

c/o JPMorgan Chase Bank, N.A.

4 New York Plaza, 15th Floor

New York, New York 10004

Attention: Institutional Trust Services

Re:

The Potomac Edison Company (the “Company”)
5.80% First Mortgage Bonds Due 2016 (“Bonds of 2016 Series”) Issued under the Indenture (the “Indenture”) dated of October 1, 1944, and the One Hundred and Seventh Supplemental Indenture dated as of October 23, 2006

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

[ ] A.	This Certificate relates to our proposed transfer of $____ principal amount of Bonds of 2016 Series issued under the Indenture. We hereby certify as follows:
1.

The offer and sale of the Bonds of 2016 Series was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Bonds of 2016 Series.
4.	The proposed transfer of Bonds of 2016 Series is not part of a plan or scheme to evade the registration requirements of the Securities Act.
5.

If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Bonds of 2016 Series, and the proposed transfer takes place during the Distribution Compliance Period (within the meaning of Rule 902(f) under the Securities Act), or we are an officer or director of the Company or a distributor (as such term is defined in Rule 902(d) under the Securities Act) of the Bonds of 2016 Series, we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

[ ] B.

This Certificate relates to our proposed exchange of $____ principal amount of Bonds of 2016 Series issued under the Indenture for an equal principal amount of Bonds of 2016 Series to be held by us. We hereby certify as follows:

1.

At the time the offer and sale of the Bonds of 2016 Series was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Bonds of 2016 Series is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:
Date: _________________ MEDALLION SIGNATURE GUARANTEE

EXHIBIT B

Rule 144A Certificate

_________, ____

JPMorgan Chase Bank, N.A. and

Thomas J. Foley, as Trustees

c/o JPMorgan Chase Bank, N.A.

4 New York Plaza, 15th Floor

New York, New York 10004

Attention: Institutional Trust Services

Re:

The Potomac Edison Company (the “Company”)
5.80% First Mortgage Bonds Due 2016 (“Bonds of 2016 Series”) Issued under the Indenture (the “Indenture”) dated as of October 1, 1944, and the One Hundred and Seventh Supplemental Indenture dated as of October 23, 2006

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

[ ] A.	Our proposed purchase of $____ principal amount of Bonds of 2016 Series issued under the Indenture.
[ ] B.	Our proposed exchange of $____ principal amount of Bonds of 2016 Series issued under the Indenture for an equal principal amount of Bonds of 2016 Series issued under the Indenture to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 20__, which is a date on or since the close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Bonds of 2016 Series to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:
Date: _________________ MEDALLION SIGNATURE GUARANTEE